UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023

SAB BIOTHERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On July 25, 2023, Mayer Hoffman McCann P.C. (“MHM”) informed SAB Biotherapeutics, Inc. (the “Company”) and the Audit Committee of the Company’s Board of Directors that it would not stand for re-election as the Company’s independent registered public accounting firm for the audit of the Company’s financial statements for the fiscal year ending December 31, 2023. MHM will cease to serve as the Company’s independent registered public accounting firm on the earlier of the date a new firm is engaged, the date of the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, or August 21, 2023.

MHM is not required to and did not seek the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, neither the Company’s Board of Directors nor the Company’s Audit Committee took part in MHM’s decision to resign. The Company is in the process of selecting a new independent registered public accounting firm.

MHM audited the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021. MHM’s report, dated April 14, 2023, with respect to the consolidated financial statements of SAB Biotherapeutics, Inc. and Subsidiaries as of December 31, 2022 and 2021 and for each of the years ended December 31, 2022 and December 31, 2021 (i) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph in respect to uncertainty as to the Company’s ability to continue as a going concern and, (ii) did not advise the Company of any “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K with respect to the Company other than in connection with management’s conclusions in its annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 14, 2023 (as amended), that the Company did not design appropriate review controls surrounding technical accounting matters and significant and/or unusual transactions, which resulted in a material error that was corrected through the restatement of the Company’s consolidated financial statements as of and for the year ended December 31, 2021, and the correction of the unaudited quarterly financial information for period endings March 31, 2022, June 30, 2022, and September 30, 2022.

The Company provided MHM with a copy of this Current Report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Commission and requested that MHM furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from MHM is filed as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
16.1	Letter from Mayer Hoffman McCann P.C. to the Securities and Exchange Commission dated July 31, 2023.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	July 31, 2023	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer